SUPPORT.COM EXERCISES OPTION TO PURCHASE EPEOPLE'S
TALKBACK(TM) TECHNOLOGY

REDWOOD CITY, CA, SEPTEMBER 21, 2000 -- Support.com, Inc., a provider of eSupport infrastructure software for eBusinesses, today announced that it exercised its option to purchase the Talkback(TM) source code and related intellectual property rights from ePeople, Inc. (formerly known as NoWonder, Inc.). Support.com purchased the technology to extend its eSupport infrastructure offering in its current markets, and to accelerate the Company's entry into new markets.

Prior to the purchase, ePeople had granted Support.com an exclusive license to market and resell this technology, with an option to purchase (refer to Support.com's related press release dated July 11, 2000). Support.com elected to purchase the technology for a fee of $6,800,000. Up to an additional $2,500,000 may be payable to ePeople based upon future revenue related to the technology recognized by Support.com. The Company intends to pay for the technology purchase with cash.

ABOUT SUPPORT.COM
Support.com is a leading provider of eBusiness infrastructure software that automates and personalizes user support over the Internet. The company's eSupport software is designed to help eBusinesses scale, accelerate growth, and increase customer satisfaction and retention. Support.com's software enables web-based support across an extended enterprise of customers, supply chain partners, and employees, automating the resolution and management of support requests in complex eBusiness environments. Support.com offers customers the ability to automate problem avoidance through self-healing, promote call avoidance through user self-service and improve problem resolution through optimized, assisted support. Our customers include leading eBusinesses such as Cisco, General Electric, Bear Stearns, and JCPenney, and leading service providers such as Excite@Home, Samsung SDS, Compaq, Computer Sciences Corporation and everdream. For more information about Support.com, call 877-493-2435.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS INCLUDING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE ARE BASED UPON INFORMATION KNOWN TO SUPPORT.COM AS OF THE DATE OF THIS RELEASE, AND SUPPORT.COM ASSUMES NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE RESULTS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM THE RESULTS EXPRESSED OR IMPLIED BY THESE STATEMENTS. IN PARTICULAR, THE STATEMENTS RELATING TO THE COMPANY'S PLANNED EXTENSION OF THE CURRENT SOLUTIONS AND ENTRANCE INTO DIFFERENT MARKETS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES INCLUDING TECHNICAL CHALLENGES SPECIFIC TO INTEGRATION WITH THE TECHNOLOGY AND OTHER DEVELOPMENT, MARKETING, AND SALES CHALLENGES, WHICH COULD LIMIT THE ABILITY OF SUPPORT.COM TO SUCCESSFULLY MARKET THE SOLUTION OR ITS IMPROVED FEATURES. A FULLER DISCUSSION OF THE RISKS AND UNCERTAINTIES THAT COULD AFFECT SUPPORT.COM ARE MORE FULLY SET FORTH IN THE RISK FACTORS SECTION OF SUPPORT.COM'S REGISTRATION STATEMENT ON FORM S-1 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 2000.

Support.com and Talkback are trademarks of Support.com, Inc. in the U.S. and other countries. All other product, trademark, company or service names mentioned herein are the property of their respective owners.